Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
For the Quarter Ended June 30, 2014

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
Second Quarter 2014
NYSE: FCEA, FCEB

This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-KT for the 11 months ended December 31, 2013 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and investing in a facility to produce modular units, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and have five reportable operating segments. The three strategic business units, which represent four reportable operating segments, are the Commercial Group, Residential Group and Land Development Group (collectively, the “Real Estate Groups”). The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate reportable operating segment ("Arena"). The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. The Residential Group also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes The Nets, a member of the National Basketball Association ("NBA"), in which we account for our investment on the equity method of accounting.
We have approximately $8.6 billion of consolidated assets in 25 states and the District of Columbia at June 30, 2014. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. Our core markets account for approximately 80 percent of the cost of our real estate portfolio at June 30, 2014. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and six months ended June 30, 2014. This supplemental package contains information prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Change in Fiscal Year-End
Due to the change of our fiscal year-end to December 31 from January 31, effective December 31, 2013, the financial and operating information for the three and six months ended June 30, 2013 are presented to allow for comparison between periods.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.
FFO
The majority of our peers in the publicly traded real estate industry are Real Estate Investment Trusts ("REITs") and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides additional information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, results of operations discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, Operating FFO bridge and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties that were open and operated in both the three and six months ended June 30, 2014 and 2013.
We believe occupancy data, retail and office lease expirations, contractual rent, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same stabilized properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-KT
A copy of the Annual Report on Form 10-KT as filed with the Securities and Exchange Commission for the 11 months ended December 31, 2013, as amended on Form 10-KT/A on March 26, 2014, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – June 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,909,687	$25,212	$1,070,959	$2,955,434
Commercial
Retail centers	1,610,854	—	1,701,389	3,312,243
Office buildings	2,657,065	106,846	261,015	2,811,234
Arena	935,418	578,342	—	357,076
Corporate and other equipment	11,298	—	—	11,298
Total completed rental properties	7,124,322	710,400	3,033,363	9,447,285
Projects under construction
Residential	285,209	120,065	25,223	190,367
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	18,601	18,601
Total projects under construction	285,209	120,065	43,824	208,968
Projects under development
Operating properties	19,125	—	5,788	24,913
Residential	174,844	20,843	177,581	331,582
Commercial
Retail centers	30,720	—	3,356	34,076
Office buildings	94,570	9,384	3,152	88,338
Total projects under development	319,259	30,227	189,877	478,909
Total projects under construction and development	604,468	150,292	233,701	687,877
Land inventory	116,262	5,982	6,890	117,170
Total Real Estate	7,845,052	866,674	3,273,954	10,252,332
Less accumulated depreciation	(1,524,740)	(73,429)	(693,685)	(2,144,996)
Real Estate, net	6,320,312	793,245	2,580,269	8,107,336
Cash and equivalents	456,924	29,264	63,132	490,792
Restricted cash	239,342	55,579	132,041	315,804
Notes and accounts receivable, net	507,570	34,170	57,887	531,287
Investments in and advances to unconsolidated entities	619,671	(129,623)	(591,512)	157,782
Lease and mortgage procurement costs, net	157,486	18,832	88,966	227,620
Prepaid expenses and other deferred costs, net	142,847	14,015	15,515	144,347
Intangible assets, net	107,369	—	16,192	123,561
Total Assets	$8,551,521	$815,482	$2,362,490	$10,098,529

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – June 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,165,822	$19,605	$794,655	$1,940,872
Commercial
Retail centers	541,983	—	1,304,277	1,846,260
Office buildings	1,697,704	73,364	238,166	1,862,506
Arena	454,649	309,105	—	145,544
Total completed rental properties	3,860,158	402,074	2,337,098	5,795,182
Projects under construction
Residential	140,452	50,887	13,106	102,671
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	3,309	3,309
Total projects under construction	140,452	50,887	16,415	105,980
Projects under development
Operating properties	5,000	—	—	5,000
Residential	30,493	—	68,400	98,893
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	35,493	—	68,400	103,893
Total projects under construction and development	175,945	50,887	84,815	209,873
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,036,103	452,961	2,430,493	6,013,635
Revolving credit facility	308,000	—	—	308,000
Convertible senior debt	700,000	—	—	700,000
Construction payables	118,062	30,345	30,005	117,722
Operating accounts payable and accrued expenses	590,302	70,152	160,021	680,171
Accrued derivative liability	115,539	13	8,452	123,978
Total Accounts payable, accrued expenses and other liabilities	823,903	100,510	198,478	921,871
Cash distributions and losses in excess of investments in unconsolidated entities	264,618	(24,089)	(266,481)	22,226
Deferred income taxes	451,089	—	—	451,089
Total Liabilities	6,583,713	529,382	2,362,490	8,416,821
Redeemable Noncontrolling Interest	192,942	192,942	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,598,492	—	—	1,598,492
Accumulated other comprehensive loss	(68,446)	—	—	(68,446)
Total Shareholders’ Equity	1,530,046	—	—	1,530,046
Noncontrolling interest	244,820	93,158	—	151,662
Total Equity	1,774,866	93,158	—	1,681,708
Total Liabilities and Equity	$8,551,521	$815,482	$2,362,490	$10,098,529

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,800,946	$22,962	$1,071,445	$2,849,429
Commercial
Retail centers	1,848,072	—	1,694,443	3,542,515
Office buildings	2,713,461	107,314	272,577	2,878,724
Arena	933,353	577,275	—	356,078
Corporate and other equipment	11,401	—	—	11,401
Total completed rental properties	7,307,233	707,551	3,038,465	9,638,147
Projects under construction
Residential	260,579	95,019	64,305	229,865
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	13,001	13,001
Total projects under construction	260,579	95,019	77,306	242,866
Projects under development
Operating properties	17,474	—	3,560	21,034
Residential	144,313	20,841	6,049	129,521
Commercial
Retail centers	27,284	—	3,461	30,745
Office buildings	85,829	14,259	3,110	74,680
Total projects under development	274,900	35,100	16,180	255,980
Total projects under construction and development	535,479	130,119	93,486	498,846
Land inventory	128,688	6,575	7,705	129,818
Total Real Estate	7,971,400	844,245	3,139,656	10,266,811
Less accumulated depreciation	(1,469,328)	(61,112)	(690,053)	(2,098,269)
Real Estate, net	6,502,072	783,133	2,449,603	8,168,542
Cash and equivalents	280,206	26,179	57,704	311,731
Restricted cash and escrowed funds	347,534	82,505	80,244	345,273
Notes and accounts receivable, net	455,561	37,482	51,800	469,879
Investments in and advances to unconsolidated entities	447,165	(247,642)	(423,838)	270,969
Lease and mortgage procurement costs, net	167,487	19,583	91,599	239,503
Prepaid expenses and other deferred costs, net	142,465	14,951	12,038	139,552
Intangible assets, net	105,364	—	16,812	122,176
Development project held for sale	504,171	137,341	—	366,830
Total Assets	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,151,183	$18,771	$815,368	$1,947,780
Commercial
Retail centers	866,022	—	1,327,956	2,193,978
Office buildings	1,711,904	73,966	229,288	1,867,226
Arena	450,560	305,489	—	145,071
Total completed rental properties	4,179,669	398,226	2,372,612	6,154,055
Projects under construction
Residential	135,517	42,569	31,059	124,007
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under construction	135,517	42,569	31,059	124,007
Projects under development
Operating properties	5,000	—	—	5,000
Residential	31,320	—	—	31,320
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	36,320	—	—	36,320
Total projects under construction and development	171,837	42,569	31,059	160,327
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,351,506	440,795	2,412,251	6,322,962
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	132,008	34,922	16,669	113,755
Operating accounts payable and accrued expenses	576,805	73,535	165,378	668,648
Accrued derivative liability	123,107	25	7,299	130,381
Total Accounts payable, accrued expenses and other liabilities	831,920	108,482	189,346	912,784
Cash distributions and losses in excess of investments in unconsolidated entities	256,843	(27,049)	(265,635)	18,257
Deferred income taxes	485,894	—	—	485,894
Mortgage debt, nonrecourse of development project held for sale	228,000	59,669	—	168,331
Total Liabilities	6,854,163	581,897	2,335,962	8,608,228
Redeemable Noncontrolling Interest	171,743	171,743	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,716,788	—	—	1,716,788
Accumulated other comprehensive loss	(76,582)	—	—	(76,582)
Total Shareholders’ Equity	1,640,206	—	—	1,640,206
Noncontrolling interest	285,913	99,892	—	186,021
Total Equity	1,926,119	99,892	—	1,826,227
Total Liabilities and Equity	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended June 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$130,562	$3,671	$69,873	$136	$196,900
Tenant recoveries	25,542	1,391	19,160	(97)	43,214
Service and management fees	10,916	27	2,157	—	13,046
Parking and other	12,520	228	5,440	—	17,732
Arena	24,572	11,090	—	—	13,482
Land sales	18,537	1,791	1,571	—	18,317
Subsidized Senior Housing	—	—	10,850	—	10,850
Military Housing	6,988	(31)	1,433	—	8,452
Total revenues	229,637	18,167	110,484	39	321,993
Expenses
Property operating and management	89,637	1,546	26,177	181	114,449
Real estate taxes	19,548	750	9,739	(1,930)	26,607
Ground rent	2,174	87	2,987	—	5,074
Arena operating	14,818	6,609	—	—	8,209
Cost of land sales	7,837	655	985	—	8,167
Subsidized Senior Housing operating	—	—	6,953	—	6,953
Military Housing operating	1,734	(24)	725	—	2,483
Corporate general and administrative	10,059	—	—	—	10,059
	145,807	9,623	47,566	(1,749)	182,001
Depreciation and amortization	59,318	4,747	22,180	—	76,751
Write-offs of abandoned development projects and demolition costs	933	—	—	—	933
Impairment of real estate	129,829	—	—	—	129,829
Total expenses	335,887	14,370	69,746	(1,749)	389,514
Operating income (loss)	(106,250)	3,797	40,738	1,788	(67,521)
Interest expense	(57,153)	(5,848)	(27,905)	(55)	(79,265)
Amortization of mortgage procurement costs	(1,768)	(87)	(788)	—	(2,469)
Loss on extinguishment of debt	(714)	—	(44)	(431)	(1,189)
Interest and other income	12,375	566	(372)	—	11,437
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)
Net gain on disposition of full or partial interests in rental properties	—	—	16,090	1,276	17,366
Earnings (loss) before income taxes	(173,100)	(4,951)	27,719	2,578	(137,852)
Income tax expense (benefit)
Current	(30,435)	—	—	1,928	(28,507)
Deferred	(16,512)	—	—	(490)	(17,002)
	(46,947)	—	—	1,438	(45,509)

Earnings (loss) from unconsolidated entities, gross of tax	27,168	98	(27,719)	—	(649)
Earnings (loss) from continuing operations	(98,985)	(4,853)	—	1,140	(92,992)
Discontinued operations, net of tax:
Operating earnings from rental properties	797	—	—	(797)	—
Gain on disposition of rental properties	343	—	—	(343)	—
	1,140	—	—	(1,140)	—
Net loss	(97,845)	(4,853)	—	—	(92,992)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	4,853	4,853	—	—	—

Net loss attributable to Forest City Enterprises, Inc.	$(92,992)	$—	$—	$—	$(92,992)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Six Months Ended June 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$258,483	$7,390	$142,097	$4,015	$397,205
Tenant recoveries	59,064	3,289	37,156	1,377	94,308
Service and management fees	23,903	77	3,605	—	27,431
Parking and other	24,668	491	11,057	36	35,270
Arena	59,929	27,040	—	—	32,889
Land sales	35,244	3,462	2,441	1,601	35,824
Subsidized Senior Housing	—	—	21,740	—	21,740
Military Housing	17,883	1,358	2,846	—	19,371
Total revenues	479,174	43,107	220,942	7,029	664,038
Expenses
Property operating and management	190,728	3,360	55,258	2,539	245,165
Real estate taxes	39,754	1,607	18,550	(667)	56,030
Ground rent	4,054	175	7,134	—	11,013
Arena operating	38,294	17,112	—	—	21,182
Cost of land sales	14,202	1,258	990	1,142	15,076
Subsidized Senior Housing operating	—	—	14,625	—	14,625
Military Housing operating	8,258	1,311	1,523	—	8,470
Corporate general and administrative	21,620	—	—	—	21,620
	316,910	24,823	98,080	3,014	393,181
Depreciation and amortization	114,327	9,362	42,983	986	148,934
Write-offs of abandoned development projects and demolition costs	933	—	—	—	933
Impairment of real estate	129,829	—	—	—	129,829
Total expenses	561,999	34,185	141,063	4,000	672,877
Operating income (loss)	(82,825)	8,922	79,879	3,029	(8,839)
Interest expense	(119,605)	(12,376)	(55,905)	(5,538)	(168,672)
Amortization of mortgage procurement costs	(3,893)	(250)	(1,589)	(41)	(5,273)
Loss on extinguishment of debt	(878)	—	(296)	(448)	(1,622)
Interest and other income	23,878	1,032	196	—	23,042
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)
Net gain (loss) on disposition of full or partial interests in rental properties	(467)	—	40,886	28,042	68,461
Earnings (loss) before income taxes	(203,380)	(6,051)	63,171	25,044	(109,114)
Income tax expense (benefit)
Current	5,499	—	—	3,675	9,174
Deferred	(48,515)	—	—	8,407	(40,108)
	(43,016)	—	—	12,082	(30,934)
Net gain on change in control of interests	2,759	—	—	—	2,759
Earnings (loss) from unconsolidated entities, gross of tax	61,197	77	(63,171)	—	(2,051)
Earnings (loss) from continuing operations	(96,408)	(5,974)	—	12,962	(77,472)
Discontinued operations, net of tax
Operating loss from rental properties	(1,844)	(8)	—	1,836	—
Gain on disposition of rental properties	14,856	58	—	(14,798)	—
	13,012	50	—	(12,962)	—
Net loss	(83,396)	(5,924)	—	—	(77,472)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	5,974	5,974	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(50)	(50)	—	—	—
	5,924	5,924	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(77,472)	$—	$—	$—	$(77,472)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended June 30, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$149,781	$4,836	$64,265	$14,830	$224,040
Tenant recoveries	35,080	1,547	14,543	5,874	53,950
Service and management fees	15,629	20	1,245	40	16,894
Parking and other	13,381	282	6,409	431	19,939
Arena	26,853	11,460	—	—	15,393
Land sales	26,681	765	—	—	25,916
Subsidized Senior Housing	—	—	10,849	—	10,849
Military Housing	10,510	1,070	1,363	—	10,803
Total revenues	277,915	19,980	98,674	21,175	377,784
Expenses
Property operating and management	107,554	2,083	26,144	7,814	139,429
Real estate taxes	22,384	846	8,068	2,156	31,762
Ground rent	1,904	96	3,594	—	5,402
Arena operating	21,898	9,094	—	—	12,804
Cost of land sales	13,428	318	24	190	13,324
Subsidized Senior Housing operating	—	—	6,857	—	6,857
Military Housing operating	6,360	1,055	738	—	6,043
Corporate general and administrative	13,478	—	—	—	13,478
	187,006	13,492	45,425	10,160	229,099
Depreciation and amortization	80,452	4,353	18,287	4,207	98,593
Write-offs of abandoned development projects	657	—	—	—	657
Impairment of real estate	1,175	—	—	—	1,175
Net gain on land held for divestiture activity	(1,121)	—	(682)	—	(1,803)
Total expenses	268,169	17,845	63,030	14,367	327,721
Operating income	9,746	2,135	35,644	6,808	50,063

Interest expense	(83,096)	(7,284)	(23,845)	(3,840)	(103,497)
Amortization of mortgage procurement costs	(2,526)	(173)	(754)	(180)	(3,287)
Loss on extinguishment of debt	(4,975)	—	(7)	—	(4,982)
Interest and other income	11,775	476	128	112	11,539
Loss on disposition of rental properties	—	—	(1,510)	—	(1,510)
Earnings (loss) before income taxes	(69,076)	(4,846)	9,656	2,900	(51,674)
Income tax expense (benefit)
Current	(5,858)	—	—	1,606	(4,252)
Deferred	(12,612)	—	—	(483)	(13,095)
	(18,470)	—	—	1,123	(17,347)
Net gain on change in control of interests	2,762	—	—	—	2,762
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	4,445	(1,154)	(8,974)	—	(3,375)
Net gain on land held for divestiture activity	682	—	(682)	—	—
	5,127	(1,154)	(9,656)	—	(3,375)
Earnings (loss) from continuing operations	(42,717)	(6,000)	—	1,777	(34,940)
Discontinued operations, net of tax:
Operating earnings from rental properties	1,825	48	—	(1,777)	—
Net loss	(40,892)	(5,952)	—	—	(34,940)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	6,000	6,000	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(48)	(48)	—	—	—
	5,952	5,952	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(34,940)	$—	$—	$—	$(34,940)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Six Months Ended June 30, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$297,728	$9,386	$131,485	$28,538	$448,365
Tenant recoveries	83,991	4,896	29,521	10,222	118,838
Service and management fees	28,408	101	2,651	103	31,061
Parking and other	26,833	644	11,487	817	38,493
Arena	50,993	22,975	—	—	28,018
Land sales	34,469	1,544	—	6,600	39,525
Subsidized Senior Housing	—	—	21,738	—	21,738
Military Housing	25,459	4,175	2,719	—	24,003
Total revenues	547,881	43,721	199,601	46,280	750,041
Expenses
Property operating and management	225,358	6,023	54,255	16,048	289,638
Real estate taxes	44,609	1,655	16,351	4,659	63,964
Ground rent	4,003	192	6,952	—	10,763
Arena operating	40,310	17,901	—	—	22,409
Cost of land sales	17,532	712	33	5,290	22,143
Subsidized Senior Housing operating	—	—	14,445	—	14,445
Military Housing operating	14,924	3,959	1,495	—	12,460
Corporate general and administrative	24,537	—	—	—	24,537
	371,273	30,442	93,531	25,997	460,359
Depreciation and amortization	148,256	8,799	36,625	8,504	184,586
Write-offs of abandoned development projects	13,553	—	—	—	13,553
Impairment of real estate	1,175	—	—	—	1,175
Net (gain) loss on land held for divestiture activity	(12,308)	4,588	(2,511)	—	(19,407)
Total expenses	521,949	43,829	127,645	34,501	640,266
Operating income (loss)	25,932	(108)	71,956	11,779	109,775

Interest expense	(164,579)	(14,416)	(49,384)	(7,822)	(207,369)
Amortization of mortgage procurement costs	(5,267)	(345)	(1,537)	(361)	(6,820)
Gain (loss) on extinguishment of debt	(4,948)	—	811	(36)	(4,173)
Interest and other income	22,425	902	263	226	22,012
Gain on disposition of rental properties	—	—	(1,510)	15,636	14,126
Earnings (loss) before income taxes	(126,437)	(13,967)	20,599	19,422	(72,449)
Income tax expense (benefit)
Current	(40,130)	—	—	3,733	(36,397)
Deferred	12,995	—	—	4,030	17,025
	(27,135)	—	—	7,763	(19,372)
Net gain on change in control of interests	2,762	—	—	—	2,762
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	12,756	(1,116)	(18,088)	—	(4,216)
Net gain on land held for divestiture activity	2,511	—	(2,511)	—	—
	15,267	(1,116)	(20,599)	—	(4,216)
Earnings (loss) from continuing operations	(81,273)	(15,083)	—	11,659	(54,531)
Discontinued operations, net of tax
Operating earnings from rental properties	2,380	64	—	(2,316)	—
Gain on disposition of rental properties	15,178	5,835	—	(9,343)	—
	17,558	5,899	—	(11,659)	—
Net loss	(63,715)	(9,184)	—	—	(54,531)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	15,083	15,083	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(5,899)	(5,899)	—	—	—
	9,184	9,184	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(54,531)	$—	$—	$—	$(54,531)
Preferred dividends	(185)	—	—	—	(185)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(54,716)	$—	$—	$—	$(54,716)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2014
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - June 30, 2014
Completed Rental Properties
	Q2 2014	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)(5)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$31.5	$3.8	$35.3	$141.2	$(1,335.2)
Specialty Retail Centers	13.9	(0.5)	13.4	53.6	(511.1)
Subtotal Retail	$45.4	$3.3	$48.7	$194.8	$(1,846.3)
Office
Life Science	$13.7	$—	$13.7	$54.8	$(378.6)
New York	34.5	0.4	34.9	139.6	(1,233.8)
Central Business District	5.0	—	5.0	20.0	(96.2)
Suburban/Other	3.9	—	3.9	15.6	(153.9)
Subtotal Office	$57.1	$0.4	$57.5	$230.0	$(1,862.5)
Arena	$4.9	$4.1	$9.0	$35.8	$(145.5)
Residential Real Estate
Apartments, Core Markets	$30.2	$3.7	$33.9	$135.6	$(1,423.9)
Apartments, Non-Core Markets	11.1	1.4	12.5	50.0	(431.1)
Subsidized Senior Housing	3.7	0.4	4.1	16.4	(117.0)
Military Housing	5.7	(1.9)	3.8	15.0	(28.8)

Subtotal Rental Properties	$158.1	$11.4	$169.5	$677.6	$(5,855.1)
Other	(11.5)	2.7	(8.8)	(35.0)	—
Total Rental Properties	$146.6	$14.1	$160.7	$642.6	$(5,855.1)

Development Pipeline				Book Value (4)
Projects under construction (5)				$134.1	$(46.1)
Projects under development				$478.9	$(103.9)
Land inventory				$117.2	$(8.6)
Other Tangible Assets
Cash and equivalents				$490.8
Restricted cash and escrowed funds				$315.8
Notes and accounts receivable, net (6)				$531.3
Net investments and advances to unconsolidated entities				$135.6
Prepaid expenses and other deferred costs, net				$144.3
Recourse Debt and Other Liabilities
Revolving credit facility				$(308.0)
Convertible senior debt				$(700.0)
Less: convertible debt				$700.0
Construction payables				$(117.7)
Operating accounts payable and accrued expenses (7)				$(680.2)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended June 30, 2014 (in millions)				235.5

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2014 (continued)

(1)	Q2 2014 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended June 30, 2014 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of July 30, 2014
	(in millions)
Apartments:
Radian	$0.0	$64.2	23%; Retail: 100%
The Yards - Twelve12	$120.2	$120.2	43%; Retail: 96%
The Continental	$54.8	$54.8	97%
1111 Stratford (Non-Core Market)	$23.9	$23.9	89%
Aster Conservatory Green	$49.5	$44.6	68%
Specialty Retail Centers:
The Yards - Boilermaker Shops	$21.9	$21.9	52%
The Yards - Lumber Shed	$15.5	$15.5	89%
Regional Mall:
Westchester's Ridge Hill	$891.1	$891.1	65%/75%

a)
NOI for Radian, The Yards - Twelve12, The Continental, 1111 Stratford, Aster Conservatory Green, The Yards - Boilermaker Shops and The Yards - Lumber Shed is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 874,000 square feet of leases that have been signed, representing 65% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 75%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q2 2014 NOI to arrive at an annual stabilized NOI of $35.8 million.

In addition, we include stabilization adjustments to the Q2 2014 NOI as follows:

d)	Due to the temporary decline in occupancy at One Pierrepont Plaza (New York Office), we have included a stabilization adjustment to the Q2 2014 NOI to arrive at our estimate of stabilized NOI.

e)
Due to ongoing or planned renovations at Ballston Common Mall (Regional Mall) and Heritage (Apartments), we have included stabilization adjustments to the Q2 2014 NOI to arrive at our estimate of stabilized NOI.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q2 2014 NOI to arrive at our estimate of stabilized NOI.

g)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million.

h)	Other excludes write-offs of abandoned development projects and demolition costs of $0.9 million, tax credit income of $5.5 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q2 2014 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of June 30, 2014 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)
The Yards - Twelve12 has $74.9 million of project costs and $59.9 million of related mortgage debt at pro-rata consolidation recorded in projects under construction in our balance sheet at June 30, 2014, due to the property's phased opening. For NAV component purposes, these respective project costs and associated mortgage debt have been reclassed from the "Projects under construction" to the "Completed Rental Properties" section, since all NOI for the property is included in the "Completed Rental Properties" section through the net stabilized adjustments column.

(6)	Includes $165.5 million of straight-line rent receivable (net of $10.6 million of allowance for doubtful accounts).

(7)	Includes $36.9 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - June 30, 2014 and 2013
Retail and office occupancy data presented below represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area ("GLA"). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy as of June 30,
Retail	2014	2013
Comparable	94.2%	94.0%
Total	91.8%	91.8%
Office
Comparable	92.1%	92.6%
Total	91.7%	91.3%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Six Months Ended June 30,
Residential	2014	2013
Comparable	94.7%	94.7%
Total	92.2%	93.5%
The graph below provides comparable leased occupancy data as reported in previous quarters. Prior period amounts may differ from above because the properties that qualify as comparable change from period to period.
Comparable Occupancy Percentage Recap

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in this supplemental package.

(2)
The increases for the rolling 12-months ended March 31, 2014 and December 31, 2013 over prior periods are primarily due to the exclusion of sales data at Orchard Town Center (disposed Q4-13) and Promenade Bolingbrook (classified as held for sale as of March 31, 2014 and disposed Q2-14). With a comparable exclusion of Orchard Town Center and Promenade Bolingbrook sales data, sales per square foot for the rolling 12-months ended September 30, 2013 and December 31, 2013, would have been $505 and $511, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot ("SF") on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2013	37	98,124	$55.10	$46.70	18.0%
Q4 2013	24	79,493	$59.29	$49.53	19.7%
Q1 2014	32	114,132	$52.60	$42.93	22.5%
Q2 2014	60	152,130	$82.45	$63.13	30.6%
Total	153	443,879	$64.89	$51.96	24.9%

Specialty Retail Centers

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2013	4	33,643	$36.19	$42.09	(14.0)%
Q4 2013	3	4,905	$31.46	$30.24	4.0%
Q1 2014	2	8,994	$34.14	$35.37	(3.5)%
Q2 2014	18	120,433	$50.68	$44.01	15.2%
Total	27	167,975	$46.28	$42.72	8.3%

Office Buildings
The following table represent those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q3 2013	22	75,276	$19.19	$23.34	(17.8)%	6	21,107	$17.95	96,383
Q4 2013	27	120,088	$18.74	$17.63	6.3%	5	15,468	$18.50	135,556
Q1 2014	19	190,669	$47.26	$43.21	9.4%	4	11,324	$20.82	201,993
Q2 2014	20	189,441	$26.64	$23.89	11.5%	5	40,891	$24.94	230,332
Total	88	575,474	$30.80	$28.91	6.5%	20	88,790	$21.63	664,264

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended June 30,			Three Months Ended June 30,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	8,190	$1,839	$1,767	4.1%	95.8%	95.2%	0.6%
Non-Core Markets	8,550	$965	$942	2.4%	94.1%	94.4%	(0.3)%
Total Comparable Apartments	16,740	$1,392	$1,345	3.5%	95.2%	94.9%	0.3%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Six Months Ended June 30,			Six Months Ended June 30,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	8,190	$1,830	$1,762	3.9%	95.3%	95.1%	0.2%
Non-Core Markets	8,550	$961	$938	2.5%	93.6%	94.0%	(0.4)%
Total Comparable Apartments	16,740	$1,386	$1,341	3.4%	94.7%	94.7%	—

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	June 30,	March 31,		June 30,	March 31,
Communities (1)	at Pro-Rata % (3)	2014	2014	% Change	2014	2014	% Change
Core Markets	8,709	$1,843	$1,823	1.1%	95.8%	95.0%	0.8%
Non-Core Markets	8,550	$965	$957	0.8%	94.1%	93.1%	1.0%
Total Comparable Apartments	17,259	$1,408	$1,394	1.0%	95.2%	94.4%	0.8%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended June 30, 2014, 18.7% of leasable units in core markets and 3.8% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata (% change over same period prior year)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Retail	2.3%	(0.6)%
Office	7.1%	4.8%
Apartments	4.6%	5.2%
Total	5.0%	3.4%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						11 Months Ended	Years Ended
	June 30, 2014	March 31, 2014	December 31, 2013	October 31, 2013	July 31, 2013		December 31, 2013	January 31, 2013	January 31, 2012
Retail	2.3%	(2.7)%	3.6%	0.5%	3.5%	Retail	3.6%	2.1%	2.6%
Office	7.1%	1.6%	(9.3)%	(4.0)%	(4.7)%	Office	(6.4)%	2.1%	(2.6)%
Apartments	4.6%	5.5%	3.3%	5.3%	7.1%	Apartments	4.7%	7.3%	7.3%
Total	5.0%	1.5%	(2.0)%	(0.1)%	1.1%	Total	(0.2)%	3.2%	1.4%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$64,272	$—	$—	$64,272	$63,793	$—	$—	$63,793	0.8%	0.8%
Adjusted operating expenses	27,846	—	—	27,846	28,173	—	—	28,173	(1.2)%	(1.2)%
Comparable NOI	36,426	—	—	36,426	35,620	—	—	35,620	2.3%	2.3%
Non-Comparable NOI	7,113	—	1,808	8,921	17,228	1,252	5,796	21,772
Total	43,539	—	1,808	45,347	52,848	1,252	5,796	57,392
Office Buildings
Comparable
Adjusted revenues	103,282	4,439	—	98,843	98,237	4,385	—	93,852	5.1%	5.3%
Adjusted operating expenses	43,293	2,196	—	41,097	41,977	2,060	—	39,917	3.1%	3.0%
Comparable NOI	59,989	2,243	—	57,746	56,260	2,325	—	53,935	6.6%	7.1%
Non-Comparable NOI	(661)	(39)	—	(622)	1,630	184	2,633	4,079
Total	59,328	2,204	—	57,124	57,890	2,509	2,633	58,014
Apartments
Comparable
Adjusted revenues	73,333	615	—	72,718	71,405	606	—	70,799	2.7%	2.7%
Adjusted operating expenses	32,103	217	—	31,886	31,928	176	—	31,752	0.5%	0.4%
Comparable NOI	41,230	398	—	40,832	39,477	430	—	39,047	4.4%	4.6%
Non-Comparable NOI	855	360	—	495	496	300	—	196
Total	42,085	758	—	41,327	39,973	730	—	39,243
Arena	9,357	4,481	—	4,876	4,955	2,366	—	2,589
Subsidized Senior Housing	3,839	153	—	3,686	3,916	161	—	3,755
Military Housing	5,701	(6)	—	5,707	4,851	16	—	4,835
Hotels	—	—	—	—	1,240	—	2,425	3,665
Land sales (1)	488	13	—	475	8,942	—	(190)	8,752
Write-offs of abandoned development projects and demolition costs	(933)	—	—	(933)	(657)	—	—	(657)
Other (2)	(10,795)	210	—	(11,005)	(17,126)	(1,544)	225	(15,357)
Total Rental Properties
Comparable
Adjusted revenues	240,887	5,054	—	235,833	233,435	4,991	—	228,444	3.2%	3.2%
Adjusted operating expenses	103,242	2,413	—	100,829	102,078	2,236	—	99,842	1.1%	1.0%
Comparable NOI	137,645	2,641	—	135,004	131,357	2,755	—	128,602	4.8%	5.0%
Non-Comparable NOI	14,964	5,172	1,808	11,600	25,475	2,735	10,889	33,629
Total	152,609	7,813	1,808	146,604	156,832	5,490	10,889	162,231
Land Development Group	13,635	1,395	—	12,240	6,271	630	—	5,641
Corporate Activities	(10,928)	—	—	(10,928)	(16,584)	(310)	—	(16,274)
Grand Total	$155,316	$9,208	$1,808	$147,916	$146,519	$5,810	$10,889	$151,598

(1)	Includes $8,927 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the three months ended June 30, 2013.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$129,534	$—	$—	$129,534	$128,713	$—	$—	$128,713	0.6%	0.6%
Adjusted operating expenses	58,583	—	—	58,583	57,299	—	—	57,299	2.2%	2.2%
Comparable NOI	70,951	—	—	70,951	71,414	—	—	71,414	(0.6)%	(0.6)%
Non-Comparable NOI	13,739	—	3,678	17,417	39,113	2,448	10,909	47,574
Total	84,690	—	3,678	88,368	110,527	2,448	10,909	118,988
Office Buildings
Comparable
Adjusted revenues	204,627	9,261	—	195,366	198,193	8,889	—	189,304	3.2%	3.2%
Adjusted operating expenses	88,210	4,611	—	83,599	86,978	4,354	—	82,624	1.4%	1.2%
Comparable NOI	116,417	4,650	—	111,767	111,215	4,535	—	106,680	4.7%	4.8%
Non-Comparable NOI	(1,972)	83	(43)	(2,098)	918	111	4,691	5,498
Total	114,445	4,733	(43)	109,669	112,133	4,646	4,691	112,178
Apartments
Comparable
Adjusted revenues	144,834	1,211	—	143,623	141,011	1,201	—	139,810	2.7%	2.7%
Adjusted operating expenses	65,024	463	—	64,561	65,050	402	—	64,648	0.0%	(0.1)%
Comparable NOI	79,810	748	—	79,062	75,961	799	—	75,162	5.1%	5.2%
Non-Comparable NOI	3,560	846	—	2,714	(657)	675	181	(1,151)
Total	83,370	1,594	—	81,776	75,304	1,474	181	74,011
Arena	21,221	9,928	—	11,293	10,683	5,074	—	5,609
Subsidized Senior Housing	7,081	143	—	6,938	7,290	205	—	7,085
Military Housing	10,680	47	—	10,633	11,952	217	—	11,735
Hotels	—	—	—	—	1,391	—	2,494	3,885
Land sales (1)	488	13	459	934	8,942	—	1,310	10,252
Write-offs of abandoned development projects and demolition costs	(933)	—	—	(933)	(13,553)	—	—	(13,553)
Other (2)	(22,636)	268	—	(22,904)	(28,235)	(1,864)	449	(25,922)
Total Rental Properties
Comparable
Adjusted revenues	478,995	10,472	—	468,523	467,917	10,090	—	457,827	2.4%	2.3%
Adjusted operating expenses	211,817	5,074	—	206,743	209,327	4,756	—	204,571	1.2%	1.1%
Comparable NOI	267,178	5,398	—	261,780	258,590	5,334	—	253,256	3.3%	3.4%
Non-Comparable NOI	31,228	11,328	4,094	23,994	37,844	6,866	20,034	51,012
Total	298,406	16,726	4,094	285,774	296,434	12,200	20,034	304,268
Land Development Group	26,515	2,667	—	23,848	10,657	1,175	—	9,482
Corporate Activities	(24,349)	—	—	(24,349)	(29,228)	(310)	—	(28,918)
Grand Total	$300,572	$19,393	$4,094	$285,273	$277,863	$13,065	$20,034	$284,832

(1)	Includes $8,927 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the six months ended June 30, 2013.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

NOI by Product Type	$322,166	NOI by Product Type	$334,804
Hotels	—	Hotels	3,885
Non-outlot land sale	—	Non-outlot land sale	8,927
Arena	11,293	Arena	5,609
Corporate Activities	(24,349)	Corporate Activities	(28,918)
Write-offs of abandoned development projects and demolition costs	(933)	Write-offs of abandoned development projects	(13,553)
Other (3)	(22,904)	Other (3)	(25,922)
Grand Total NOI	$285,273	Grand Total NOI	$284,832

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

NOI by Market	$311,533	NOI by Market	$323,069
Hotels	—	Hotels	3,885
Non-outlot land sale	—	Non-outlot land sale	8,927
Arena	11,293	Arena	5,609
Military Housing	10,633	Military Housing	11,735
Corporate Activities	(24,349)	Corporate Activities	(28,918)
Write-offs of abandoned development projects and demolition costs	(933)	Write-offs of abandoned development projects	(13,553)
Other (3)	(22,904)	Other (3)	(25,922)
Grand Total NOI	$285,273	Grand Total NOI	$284,832

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended June 30, 2014					Three Months Ended June 30, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$229,637	$18,167	$110,484	$39	$321,993	$277,915	$19,980	$98,674	$21,175	$377,784
Exclude straight-line adjustment	(1,354)	—	—	20	(1,334)	(3,923)	—	—	(238)	(4,161)
Add interest and other income	12,375	566	(372)	—	11,437	11,775	476	128	112	11,539
Equity in earnings (loss) of unconsolidated entities	27,168	98	(27,719)	—	(649)	5,127	(1,154)	(9,656)	—	(3,375)
Exclude net gain on land held for divestiture of unconsolidated entities	—	—	—	—	—	(682)	—	682	—	—
Exclude operating expenses of unconsolidated entities	47,566	—	(47,566)	—	—	45,425	—	(45,425)	—	—
Exclude (gain) loss on disposition of unconsolidated entities	(16,090)	—	16,090	—	—	1,510	—	(1,510)	—	—
Exclude depreciation and amortization of unconsolidated entities	22,968	—	(22,968)	—	—	19,041	—	(19,041)	—	—
Exclude interest expense of unconsolidated entities	27,905	—	(27,905)	—	—	23,845	—	(23,845)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	44	—	(44)	—	—	7	—	(7)	—	—
Adjusted revenues	350,219	18,831	—	59	331,447	380,040	19,302	—	21,049	381,787
Operating expenses	145,807	9,623	47,566	(1,749)	182,001	187,006	13,492	45,425	10,160	229,099
Operating expenses of unconsolidated entities	47,566	—	(47,566)	—	—	45,425	—	(45,425)	—	—
Write-offs of abandoned development projects and demolition costs	933	—	—	—	933	657	—	—	—	657
Non-Real Estate depreciation and amortization	1,090	—	—	—	1,090	1,171	—	—	—	1,171
Exclude straight-line rent adjustment	(493)	—	—	—	(493)	(738)	—	—	—	(738)
Adjusted operating expenses	194,903	9,623	—	(1,749)	183,531	233,521	13,492	—	10,160	230,189
Net operating income	$155,316	$9,208	$—	$1,808	$147,916	$146,519	$5,810	$—	$10,889	$151,598
Interest expense	(57,153)	(5,848)	(27,905)	(55)	(79,265)	(83,096)	(7,284)	(23,845)	(3,840)	(103,497)
Interest expense of unconsolidated entities	(27,905)	—	27,905	—	—	(23,845)	—	23,845	—	—
Loss on extinguishment of debt	(714)	—	(44)	(431)	(1,189)	(4,975)	—	(7)	—	(4,982)
Loss on extinguishment of debt of unconsolidated entities	(44)	—	44	—	—	(7)	—	7	—	—
Equity in (earnings) loss of unconsolidated entities	(27,168)	(98)	27,719	—	649	(5,127)	1,154	9,656	—	3,375
Net gain on land held for divestiture activity	—	—	—	—	—	1,121	—	682	—	1,803
Net gain on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	682	—	(682)	—	—
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)	—	—	—	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	—	—	16,090	1,276	17,366	—	—	(1,510)	—	(1,510)
Gain (loss) on disposition of unconsolidated entities	16,090	—	(16,090)	—	—	(1,510)	—	1,510	—	—
Impairment of consolidated and unconsolidated real estate	(129,829)	—	—	—	(129,829)	(1,175)	—	—	—	(1,175)
Depreciation and amortization—Real Estate Groups (a)	(58,228)	(4,747)	(22,180)	—	(75,661)	(79,281)	(4,353)	(18,287)	(4,207)	(97,422)
Amortization of mortgage procurement costs	(1,768)	(87)	(788)	—	(2,469)	(2,526)	(173)	(754)	(180)	(3,287)
Depreciation and amortization of unconsolidated entities	(22,968)	—	22,968	—	—	(19,041)	—	19,041	—	—
Straight-line rent adjustment	861	—	—	(20)	841	3,185	—	—	238	3,423
Earnings (loss) before income taxes	$(173,100)	$(4,951)	$27,719	$2,578	$(137,852)	$(69,076)	$(4,846)	$9,656	$2,900	$(51,674)

(a) Depreciation and amortization—Real Estate Groups	$58,228	$4,747	$22,180	$—	$75,661	$79,281	$4,353	$18,287	$4,207	$97,422
Depreciation and amortization—Non-Real Estate	1,090	—	—	—	1,090	1,171	—	—	—	1,171
Total depreciation and amortization	$59,318	$4,747	$22,180	$—	$76,751	$80,452	$4,353	$18,287	$4,207	$98,593

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)

	Six Months Ended June 30, 2014					Six Months Ended June 30, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$479,174	$43,107	$220,942	$7,029	$664,038	$547,881	$43,721	$199,601	$46,280	$750,041
Exclude straight-line adjustment	(4,388)	—	—	79	(4,309)	(7,526)	—	—	(475)	(8,001)
Add interest and other income	23,878	1,032	196	—	23,042	22,425	902	263	226	22,012
Equity in earnings (loss) of unconsolidated entities	61,197	77	(63,171)	—	(2,051)	15,267	(1,116)	(20,599)	—	(4,216)
Exclude net gain on land held for divestiture of unconsolidated entities	—	—	—	—	—	(2,511)	—	2,511	—	—
Exclude operating expenses of unconsolidated entities	98,080	—	(98,080)	—	—	93,531	—	(93,531)	—	—
Exclude (gain) loss on disposition of unconsolidated entities	(40,886)	—	40,886	—	—	1,510	—	(1,510)	—	—
Exclude depreciation and amortization of unconsolidated entities	44,572	—	(44,572)	—	—	38,162	—	(38,162)	—	—
Exclude interest expense of unconsolidated entities	55,905	—	(55,905)	—	—	49,384	—	(49,384)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	296	—	(296)	—	—	(811)	—	811	—	—
Adjusted revenues	717,828	44,216	—	7,108	680,720	757,312	43,507	—	46,031	759,836
Operating expenses	316,910	24,823	98,080	3,014	393,181	371,273	30,442	93,531	25,997	460,359
Operating expenses of unconsolidated entities	98,080	—	(98,080)	—	—	93,531	—	(93,531)	—	—
Write-offs of abandoned development projects and demolition costs	933	—	—	—	933	13,553	—	—	—	13,553
Non-Real Estate depreciation and amortization	2,267	—	—	—	2,267	2,560	—	—	—	2,560
Exclude straight-line rent adjustment	(934)	—	—	—	(934)	(1,468)	—	—	—	(1,468)
Adjusted operating expenses	417,256	24,823	—	3,014	395,447	479,449	30,442	—	25,997	475,004
Net operating income	$300,572	$19,393	$—	$4,094	$285,273	$277,863	$13,065	$—	$20,034	$284,832
Interest expense	(119,605)	(12,376)	(55,905)	(5,538)	(168,672)	(164,579)	(14,416)	(49,384)	(7,822)	(207,369)
Interest expense of unconsolidated entities	(55,905)	—	55,905	—	—	(49,384)	—	49,384	—	—
Gain (loss) on extinguishment of debt	(878)	—	(296)	(448)	(1,622)	(4,948)	—	811	(36)	(4,173)
Gain (loss) on extinguishment of debt of unconsolidated entities	(296)	—	296	—	—	811	—	(811)	—	—
Equity in (earnings) loss of unconsolidated entities	(61,197)	(77)	63,171	—	2,051	(15,267)	1,116	20,599	—	4,216
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	12,308	(4,588)	2,511	—	19,407
Net gain on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	2,511	—	(2,511)	—	—
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)	—	—	—	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	(467)	—	40,886	28,042	68,461	—	—	(1,510)	15,636	14,126
Gain (loss) on disposition of unconsolidated entities	40,886	—	(40,886)	—	—	(1,510)	—	1,510	—	—
Impairment of consolidated and unconsolidated real estate	(129,829)	—	—	—	(129,829)	(1,175)	—	—	—	(1,175)
Depreciation and amortization—Real Estate Groups (a)	(112,060)	(9,362)	(42,983)	(986)	(146,667)	(145,696)	(8,799)	(36,625)	(8,504)	(182,026)
Amortization of mortgage procurement costs	(3,893)	(250)	(1,589)	(41)	(5,273)	(5,267)	(345)	(1,537)	(361)	(6,820)
Depreciation and amortization of unconsolidated entities	(44,572)	—	44,572	—	—	(38,162)	—	38,162	—	—
Straight-line rent adjustment	3,454	—	—	(79)	3,375	6,058	—	—	475	6,533
Earnings (loss) before income taxes	$(203,380)	$(6,051)	$63,171	$25,044	$(109,114)	$(126,437)	$(13,967)	$20,599	$19,422	$(72,449)

(a) Depreciation and amortization—Real Estate Groups	$112,060	$9,362	$42,983	$986	$146,667	$145,696	$8,799	$36,625	$8,504	$182,026
Depreciation and amortization—Non-Real Estate	2,267	—	—	—	2,267	2,560	—	—	—	2,560
Total depreciation and amortization	$114,327	$9,362	$42,983	$986	$148,934	$148,256	$8,799	$36,625	$8,504	$184,586

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Results of Operations
Segment Operating Results
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended June 30, 2014 compared with the three months ended June 30, 2013.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended June 30, 2013	$249,167	$104,463	$15,393	$8,761	$377,784
Increase (decrease) due to:
Comparable portfolio	3,125	1,766	—	—	4,891
Non-comparable properties (1)	1,197	1,565	(1,911)	—	851
Properties in which partners' interest recently acquired	—	2,102	—	—	2,102
Recently disposed properties	(28,349)	(2,254)	—	—	(30,603)
Properties in which partial interest was recently disposed	(19,985)	—	—	—	(19,985)
Land sales	(17,439)	135	—	9,705	(7,599)
Military housing	—	(2,351)	—	—	(2,351)
Subsidized senior housing	—	1	—	—	1
Other	1,512	(5,023)	—	413	(3,098)
Revenues for the three months ended June 30, 2014	$189,228	$100,404	$13,482	$18,879	$321,993

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended June 30, 2013	$13,478	$131,382	$65,369	$12,804	$6,066	$229,099
Increase (decrease) due to:
Comparable portfolio	—	1,456	209	—	—	1,665
Non-comparable properties (1)	—	(391)	1,346	(4,595)	—	(3,640)
Properties in which partners' interest recently acquired	—	—	1,539	—	—	1,539
Recently disposed properties	—	(16,507)	(1,034)	—	—	(17,541)
Properties in which partial interest was recently disposed	—	(7,753)	—	—	—	(7,753)
Land cost of sales	—	(9,041)	(9)	—	3,893	(5,157)
Military housing	—	—	(3,560)	—	—	(3,560)
Subsidized senior housing	—	—	96	—	—	96
Development, management, Corporate and other expenses	(3,419)	(1,501)	(7,574)	—	(253)	(12,747)
Operating expenses for the three months ended June 30, 2014	$10,059	$97,645	$56,382	$8,209	$9,706	$182,001

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended June 30, 2013	$14,545	$65,507	$18,881	$4,632	$(68)	$103,497
Increase (decrease) due to:
Comparable portfolio	—	(3,698)	(843)	—	—	(4,541)
Non-comparable properties (1)	—	334	898	116	—	1,348
Properties in which partners' interest recently acquired	—	—	935	—	—	935
Recently disposed properties	—	(3,887)	(694)	—	—	(4,581)
Properties in which partial interest was recently disposed	—	(8,148)	—	—	—	(8,148)
Capitalized interest	—	804	(1,822)	—	26	(992)
Mark-to-market adjustments on non-designated swaps	(56)	(237)	(3,952)	—	—	(4,245)
Corporate borrowings	(4,934)	—	—	—	—	(4,934)
Other	—	1,197	(246)	—	(25)	926
Interest expense for the three months ended June 30, 2014	$9,555	$51,872	$13,157	$4,748	$(67)	$79,265

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Three Months Ended June 30, 2014 vs. 2013
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Properties in lease-up:
The Yards - Boilermaker Shops	Q4-12	$182	$(16)	$(1)
The Yards - Lumbershed	Q3-13	306	201	94
Westchester's Ridge Hill	Q2-11/12	806	(584)	246
Non-comparable properties:
Ballston Common Mall		(97)	8	(5)
Total Commercial		$1,197	$(391)	$334
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$247	$296	$218
Aster Conservatory Green	Q3-13/14	515	313	63
Botanica Eastbridge	Q3-12	118	(50)	48
Radian	Q2-14	5	351	457
The Continental	Q1-13	739	153	38
The Yards - Twelve12	Q2-14	16	186	249
Non-comparable properties:
Heritage		(75)	97	(175)
Total Residential		$1,565	$1,346	$898
Commercial Group:
The decreases in revenues, operating expenses and interest expense related to recent disposals are due to the formation of new joint ventures with an outside partner in eight regional retail malls in 2013 and our ongoing strategy to sell operating assets in non-core markets.
Ballston Common Mall is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group:
The increases in revenues, operating expenses and interest expense related to partner's interest recently acquired are related to Uptown Apartments (Q2-2013) and 91 Sidney (Q1-2014), apartment communities in Oakland, California and Cambridge, Massachusetts, respectively. The decreases in revenues and operating expenses for other are primarily due to third party management fees and the expenditures associated with third party management and consulting fee arrangements.
Heritage is classified as a non-comparable property due to its ongoing renovation project resulting in a significant number of units being off-line.
Corporate Activities:
The decrease in operating expenses expenses is primarily due to a partial recovery of a legal settlement paid in a prior period, which was subsequently recovered in 2014. The decrease in interest expense is due to the redemptions of our Senior Notes due 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which is partially offset by the issuance of our Senior Notes due 2020 during 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the six months ended June 30, 2014 compared with the six months ended June 30, 2013.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the six months ended June 30, 2013	$497,371	$207,160	$28,018	$17,492	$750,041
Increase (decrease) due to:
Comparable portfolio	2,330	4,022	—	—	6,352
Non-comparable properties (1)	4,103	2,441	4,871	—	11,415
Properties in which partners' interest recently acquired	—	4,609	—	—	4,609
Recently disposed properties	(46,976)	(4,210)	—	—	(51,186)
Properties in which partial interest was recently disposed	(39,923)	—	—	—	(39,923)
Land sales	(22,438)	135	—	18,602	(3,701)
Military housing	—	(4,632)	—	—	(4,632)
Subsidized senior housing	—	2	—	—	2
Other	(4,020)	(5,231)	—	312	(8,939)
Revenues for the six months ended June 30, 2014	$390,447	$204,296	$32,889	$36,406	$664,038

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the six months ended June 30, 2013	$24,537	$268,168	$131,978	$22,409	$13,267	$460,359
Increase (decrease) due to:
Comparable portfolio	—	1,061	(312)	—	—	749
Non-comparable properties (1)	—	269	2,364	(1,227)	—	1,406
Properties in which partners' interest recently acquired	—	—	2,431	—	—	2,431
Recently disposed properties	—	(26,857)	(2,501)	—	—	(29,358)
Properties in which partial interest was recently disposed	—	(14,551)	—	—	—	(14,551)
Land cost of sales	—	(12,999)	(12)	—	5,944	(7,067)
Military housing	—	—	(3,990)	—	—	(3,990)
Subsidized senior housing	—	—	180	—	—	180
Development, management, Corporate and other expenses	(2,917)	(5,016)	(8,217)	—	(828)	(16,978)
Operating expenses for the six months ended June 30, 2014	$21,620	$210,075	$121,921	$21,182	$18,383	$393,181

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the six months ended June 30, 2013	$30,598	$133,255	$34,781	$8,990	$(255)	$207,369
Increase (decrease) due to:
Comparable portfolio	—	(7,202)	(1,446)	—	—	(8,648)
Non-comparable properties (1)	—	261	1,305	466	—	2,032
Properties in which partners' interest recently acquired	—	—	2,212	—	—	2,212
Recently disposed properties	—	(6,669)	(1,190)	—	—	(7,859)
Properties in which partial interest was recently disposed	—	(14,501)	—	—	—	(14,501)
Capitalized interest	—	1,528	(2,875)	—	(37)	(1,384)
Mark-to-market adjustments on non-designated swaps	(154)	3,361	(2,497)	—	—	710
Corporate borrowings	(11,607)	—	—	—	—	(11,607)
Other	—	726	(580)	—	202	348
Interest expense for the six months ended June 30, 2014	$18,837	$110,759	$29,710	$9,456	$(90)	$168,672

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Six Months Ended June 30, 2014 vs. 2013
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Properties in lease-up:
The Yards - Boilermaker Shops	Q4-12	$401	$23	$24
The Yards - Lumbershed	Q3-13	641	288	179
Westchester's Ridge Hill	Q2-11/12	3,336	(400)	412
Non-comparable properties:
Ballston Common Mall		(275)	358	(354)
Total Commercial		$4,103	$269	$261
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$374	$633	$393
Aster Conservatory Green	Q3-13/14	766	584	(39)
Botanica Eastbridge	Q3-12	347	(11)	101
Radian	Q2-14	5	371	470
The Continental	Q1-13	1,383	434	339
The Yards - Twelve12	Q2-14	16	200	391
Non-comparable properties:
Heritage		(450)	153	(350)
Total Residential		$2,441	$2,364	$1,305
Commercial Group:
The decreases in revenues, operating expenses and interest expense for recent disposals are due to the formation of new joint ventures with an outside partner in eight regional retail malls in 2013 and our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues and operating expenses for other are primarily due to a decrease in tenant reimbursable expenses at several properties in the Greater New York City metropolitan area.
Ballston Common Mall is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group:
The increases in revenues, operating expenses and interest expense related to partner's interest recently acquired are related to Uptown Apartments (Q2-2013) and 91 Sidney (Q1-2014). The decreases in revenues and operating expenses for other are primarily due to third party management fees and the expenditures associated with third party management and consulting fee arrangements.
Heritage is classified as a non-comparable property due to its ongoing renovation project resulting in a significant number of units being off-line.
Corporate Activities:
The decrease in operating expenses expenses is primarily due to a partial recovery of a legal settlement paid in a prior period, which was subsequently recovered in 2014. The decrease in interest expense is due to the redemptions of our Senior Notes due 2015, 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which is partially offset by the issuance of our Senior Notes due 2020 during 2013.
Net Loss Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended June 30, 2014 was $92,992,000 versus $34,940,000 for the three months ended June 30, 2013. Although we have substantial recurring revenue sources, we also enter into significant transactions, which create substantial variances in operating results between periods. The variance to the prior year period is primarily attributable to the following decreases, net of noncontrolling interests:

•	$128,654,000 related to increased impairment of real estate in 2014 compared with 2013;

•
$16,211,000 related to the net loss on partial disposition in Pacific Park Brooklyn (formerly Brooklyn Atlantic Yards), a mixed-use project in Brooklyn, New York, related to the formation of a new joint venture with Greenland in 2014;

•	$12,565,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2013 and 2014; and

•	$8,398,000 related to decreased commercial outlot land sales in 2014 compared with 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

These decreases were partially offset by the following increases, net of noncontrolling interests:

•
$21,842,000 related to a decrease in depreciation and amortization expense in 2014 compared with 2013 primarily due to accelerated depreciation expense at Ten MetroTech Center, an office building in Brooklyn, New York, in 2013, the change from full consolidation method of accounting to equity method upon the formation of new joint ventures with an outside partner in seven regional retail malls in 2013 and the disposition of several rental properties during 2013 and 2014. These decreases were partially offset by the change from equity method of accounting to full consolidation method upon the acquisition of our partners' interest in two apartment communities;

•	$18,876,000 related to 2014 gains on disposition of rental properties and unconsolidated investments exceeding 2013 gains;

•	$7,767,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in our comparable portfolio in 2014 compared with 2013;

•	$5,812,000 related to increased sales in our Land Development Group in 2014 compared with 2013, primarily at our Stapleton project;

•
$4,934,000 related to a decrease in interest expense on our corporate debt due to the redemptions of our Senior Notes due 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which were partially offset by the issuance of our Senior Notes due 2020 during 2013;

•	$4,245,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense;

•	$3,793,000 related to decreased losses on extinguishment of debt in 2014 compared with 2013;

•
$3,419,000 related to a decrease in Corporate general and administrative expenses, primarily due to a partial recovery of a legal settlement paid in a prior period, which was subsequently recovered in 2014;

•	$2,568,000 related to a combined fluctuation in revenues, operating expenses and interest expense at Barclays Center in 2014 compared with 2013; and

•
$28,162,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Net loss attributable to Forest City Enterprises, Inc. for the six months ended June 30, 2014 was $77,472,000 versus $54,531,000 for the six months ended June 30, 2013. The variance to the prior year period is primarily attributable to the following decreases, which are net of noncontrolling interests:

•	$128,654,000 related to increased impairment of real estate in 2014 compared with 2013;

•	$24,840,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2013 and 2014;

•
$19,407,000 related to a decrease in the net gain on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2014 compared with 2013;

•	$16,211,000 related to the net loss on partial disposition in Pacific Park Brooklyn, related to the formation of a new joint venture with Greenland in 2014; and

•	$9,439,000 related to decreased commercial outlot land sales in 2014 compared with 2013.
These decreases were partially offset by the following increases, net of noncontrolling interests:

•	$54,802,000 related to 2014 gains on disposition of rental properties and unconsolidated investments exceeding 2013 gains;

•
$35,652,000 related to a decrease in depreciation and amortization expense in 2014 compared with 2013 primarily due to accelerated depreciation expense at Ten MetroTech Center in 2013, the change from full consolidation method of accounting to equity method upon the formation of new joint ventures with an outside partner in seven regional retail malls in 2013 and the disposition of several rental properties during 2013 and 2014. These decreases were partially offset by the change from equity method of accounting to full consolidation method upon the acquisition of our partners' interest in two apartment communities;

•	$14,251,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in our comparable portfolio in 2014 compared with 2013;

•	$12,658,000 related to increased sales in our Land Development Group in 2014 compared with 2013, primarily at our Stapleton project;

•	$12,620,000 of decreased write-offs of abandoned development projects in 2014 compared with 2013;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

•
$11,607,000 related to a decrease in interest expense on our corporate debt due to the redemptions of our Senior Notes due 2015, 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which were partially offset by the issuance of our Senior Notes due 2020 during 2013;

•	$5,632,000 related to a combined fluctuation in revenues, operating expenses and interest expense at Barclays Center in 2014 compared with 2013;

•
$2,917,000 related to a decrease in Corporate general and administrative expenses, primarily due to a partial recovery of a legal settlement paid in a prior period, which was subsequently recovered in 2014;

•	$2,877,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties that are in lease-up as of June 30, 2014;

•	$2,551,000 related to decreased losses on extinguishment of debt in 2014 compared with 2013; and

•
$11,562,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the six months ended June 30, 2014, we invested $45,532,000 at pro-rata consolidation ($27,079,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $55,763,000 at pro-rata consolidation ($41,134,000 at full consolidation) during the six months ended June 30, 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Net loss attributable to Forest City Enterprises, Inc.	$(92,992)	$(34,940)	$(77,472)	$(54,531)
Depreciation and Amortization—Real Estate Groups	75,661	97,422	146,667	182,026
Impairment of depreciable rental properties	129,059	1,175	129,059	1,175
(Gain) loss on disposition of full or partial interests in rental properties	(17,366)	1,510	(68,461)	(14,126)
Income tax expense (benefit) adjustment — current and deferred (1):
Gain (loss) on disposition of full or partial interests in rental properties	8,820	(649)	28,718	5,472
Impairment of depreciable rental properties	(50,053)	(456)	(50,053)	(456)
FFO	$53,129	$64,062	$108,458	$119,560

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$53,129	$64,062	$108,458	$119,560
If-Converted Method (adjustments for interest, net of tax):
3.625% Notes due 2014	—	513	—	1,623
5.000% Notes due 2016	382	382	765	765
4.250% Notes due 2018	2,277	2,277	4,554	4,554
3.625% Notes due 2020	1,664	—	3,328	—
FFO for per share data	$57,452	$67,234	$117,105	$126,502
Denominator:
Weighted average shares outstanding—Basic	198,341,355	191,357,242	198,041,879	187,604,085
Effect of stock options, restricted stock and performance shares	1,540,864	1,802,779	1,733,435	1,624,399
Effect of convertible preferred stock	—	—	—	279,333
Effect of convertible debt	32,138,215	26,103,680	32,138,215	29,781,161
Effect of convertible Class A Common Units	3,461,710	3,646,755	3,553,721	3,646,755
Weighted average shares outstanding - Diluted	235,482,144	222,910,456	235,467,250	222,935,733
FFO Per Share	$0.24	$0.30	$0.50	$0.57

(1)	The following table provides detail of income tax expense (benefit):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$(15,215)	$(11,870)	$(6,582)	$(45,377)
Deferred taxes	10,939	(4,372)	(3,017)	20,989
Total income tax expense (benefit) on FFO	(4,276)	(16,242)	(9,599)	(24,388)

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$(13,292)	$7,618	$15,756	$8,980
Deferred taxes	22,112	(8,267)	12,962	(3,508)
Disposition of full or partial interests in rental properties	8,820	(649)	28,718	5,472

Impairment of depreciable rental properties
Deferred taxes	$(50,053)	$(456)	$(50,053)	$(456)
Total income tax expense (benefit) on non-FFO	(41,233)	(1,105)	(21,335)	5,016
Grand Total	$(45,509)	$(17,347)	$(30,934)	$(19,372)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
	(in thousands)			(in thousands)
FFO	$53,129	$64,062		$108,458	$119,560
Net gain on land held for divestiture activity	—	(1,803)		—	(19,407)
Impairment of non-depreciable real estate	770	—		770	—
Write-offs of abandoned development projects and demolition costs	933	657		933	13,553
Tax credit income	(5,480)	(5,961)		(9,427)	(11,408)
(Gain) loss on extinguishment of debt	1,189	4,982		1,622	4,173
Change in fair market value of nondesignated hedges	(1,681)	2,295		2,991	1,725
Net gain on change in control of interests	—	(2,762)		(2,759)	(2,762)
Straight-line rent adjustments	(841)	(3,423)		(3,375)	(6,533)
Participation payments	—	780		1,469	1,370
Non-outlot land sales	—	(8,927)		—	(8,927)
Net loss on disposition of partial interest in development project	16,211	—		16,211	—
Nets Pre-tax FFO	261	2,152		1,414	2,898
Income tax benefit on FFO	(4,276)	(16,242)		(9,599)	(24,388)
Operating FFO	$60,215	$35,810	68.2%	$108,708	$69,854	55.6%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$60,215	$35,810		$108,708	$69,854
If-Converted Method (adjustments for interest, pre-tax):
3.625% Notes due 2014	—	838		—	2,650
5.000% Notes due 2016	625	625		1,250	1,250
4.250% Notes due 2018	3,719	—		7,438	—
3.625% Notes due 2020	2,719	—		5,438	—
Operating FFO for per share data	$67,278	$37,273		$122,834	$73,754

Denominator:
Weighted average shares outstanding - Diluted (1)	235,482,144	206,760,581		235,467,250	206,785,858
Operating FFO Per Share	$0.29	$0.18		$0.52	$0.36

(1)
For the three and six months ended June 30, 2013, weighted-average shares issuable upon the conversion of convertible debt of 16,149,875 were not included in the computation of diluted Operating FFO per share because their effect is anti-dilutive under the if-converted method. As a result, adjustments to Operating FFO are not required for interest expense of $3,719,000 and $7,438,000 for the three and six months ended June 30, 2013, respectively, related to these securities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$37,834	$36,917	$69,109	$75,208
Residential Group	30,190	23,959	55,683	45,037
Arena	108	(2,100)	1,757	(3,494)
Land Group	12,305	5,701	23,931	9,721
Corporate Group	(20,222)	(28,667)	(41,772)	(56,618)
Operating FFO	$60,215	$35,810	$108,708	$69,854

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended June 30, 2014 vs. Three Months Ended June 30, 2013
$70.0
$60.0
$50.0
$40.0
$30.0
(in millions)
$35.8
10.3
6.4
5.3
4.7
3.5
(14.2)
8.4
$60.2
Three Months Ended June 30, 2013
Other
NOI on mature portfolio
Stapleton land sales
Decreased interest on mature portfolio
New property openings
Property sales
Corporate activities and interest expense
Three Months Ended June 30, 2014

*Other of $10.3 million is primarily due to reduced expensed overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Six Months Ended June 30, 2014 vs. Six Months Ended June 30, 2013
$130.0
$110.0
$90.0
$70.0
$50.0
$30.0
(in millions)
$69.9
12.0
12.0
8.9
8.8
8.5
(26.2)
14.8
$108.7
Six Months Ended June 30, 2013
Stapleton land sales
Other
Decreased interest on mature portfolio
New property openings
NOI on mature portfolio
Property sales
Corporate activities and interest expense
Six Months Ended June 30, 2014

*Other of $12.0 million is primarily due to reduced expensed overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings and Projects Under Construction
as of June 30, 2014

2014 Property Openings	Location	Date Opened/ Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
						(in millions)
Residential:
Radian	Boston, MA	Q2-14/Q3-14	50%	(e)	50%	$0.0	$128.3	$64.2	240	5,000	23%; Retail: 100%
The Yards - Twelve12	Washington, D.C.	Q2-14/Q3-14	80%	(f)	100%	120.2	120.2	120.2	218	88,000	43%; Retail: 96%
Total 2014 Openings						$120.2	$248.5	$184.4	458	93,000

Projects Under Construction

Residential:
2175 Market Street	San Francisco, CA	Q3-14	25%		25%	$42.0	$42.0	$10.5	88	6,000
3700M	Dallas, TX	Q3-14/Q4-14	25%	(e)	25%	0.0	90.6	22.7	381	—
Winchester Lofts	New Haven, CT	Q3-14/Q4-14	90%		90%	60.8	60.8	54.7	158	—
B2 BKLYN	Brooklyn, NY	Q4-15	25%		25%	193.7	193.7	48.4	363	4,000
						$296.5	$387.1	$136.3	990	10,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(e)	50%	$0.0	$175.3	$87.7	246,000	246,000	94%

Retail:
Antelope Valley Mall Expansion	Palmdale, CA	Q4-14	51%	(e)	51%	$0.0	$22.5	$11.5	99,000	99,000	63%
Galleria at Sunset Expansion	Henderson, NV	Q2-15	51%	(e)	51%	0.0	24.9	12.7	32,000	32,000	69%
						$0.0	$47.4	$24.2	131,000	131,000
Total Projects Under Construction						$296.5	$609.8	$248.2

Fee Development Project (g)
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q3-14	-		-	$0.0	$138.0	$0.0	234,000

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property. Upon completion, our pro-rata completed rental property balance may include costs not allocated to our partners, such as corporate capitalized interest.

(d)	Lease commitments as of July 30, 2014.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

(g)	This is a fee development project in which the Company has no ownership interests. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of June 30, 2014

Below is a summary of our active large scale development projects, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $299.6 million ($142.0 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $79.4 million ($11.0 million at full consolidation).

1)	Pacific Park Brooklyn (formerly Atlantic Yards) - Brooklyn, NY
Pacific Park Brooklyn a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.
On June 30, 2014, we entered into a joint venture with Greenland USA, a subsidiary of Shanghai-based Greenland Group, a Chinese state-owned enterprise ("Greenland"), to develop the Pacific Park Brooklyn project. The joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland acquired 70% of the project and will co-develop the project with us, along with sharing in the entire project costs going forward in proportion to ownership interests. The joint venture will develop the project consistent with the approved master plan. The joint venture is accounted for on the equity method of accounting, resulting in the deconsolidation of the Pacific Park Brooklyn development project. The closing of this joint venture significantly reduced our equity requirements for the full build-out of this project, thereby reducing our development risk and improving our future liquidity.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops, and Lumber Shed. Phased opening began in Q2-14 for Twelve12.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which will be fully leased by the Department of Health & Mental Hygiene (DHMH).
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	June 30, 2014		December 31, 2013
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$58,082	$52,427	$64,395	$58,149
Commercial outlots	58,180	64,743	64,293	71,669
Total Land Inventory (1)	$116,262	$117,170	$128,688	$129,818

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of June 30, 2014, we own 322 gross acres, of which 155 acres are saleable. We also have an option to purchase an additional 855 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 13.5 acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended		Two months ended	Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	October 31, 2013	July 31, 2013
Class A Common Stock
Closing Price, end of period	$19.87	$19.10	$19.10	$20.26	$17.52
High Closing Price	$20.09	$19.58	$20.51	$20.50	$20.25
Low Closing Price	$18.46	$17.71	$18.20	$16.91	$17.15
Average Closing Price	$19.10	$18.88	$19.32	$18.72	$18.58
Total Volume	40,112,884	48,844,589	29,215,341	67,320,220	71,921,030
Average Volume	636,712	800,731	712,569	1,035,696	1,123,766
Common shares outstanding, end of period	179,662,635	178,207,223	177,556,917	177,536,314	177,525,166
Class B Common Stock
Closing Price, end of period	$19.89	$19.02	$18.93	$20.41	$17.75
High Closing Price	$20.05	$19.64	$20.41	$20.41	$20.00
Low Closing Price	$18.48	$17.69	$18.30	$16.87	$17.24
Average Closing Price	$19.08	$18.90	$19.24	$18.66	$18.57
Total Volume	46,127	62,624	28,007	32,292	31,457
Average Volume	732	1,027	683	497	492
Common shares outstanding, end of period	19,227,650	19,548,552	20,173,558	20,191,151	20,194,160
Common Equity Market Capitalization	$3,952,334,516	$3,775,571,418	$3,773,222,568	$4,008,987,114	$3,468,687,248
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at June 30, 2014, follows:

	Requirement Per Agreement	As of June 30, 2014	As of March 31, 2014	As of December 31, 2013	As of October 31, 2013
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.45x	1.65x	1.60x	1.60x	1.61x
Debt Yield Ratio	>9.25%	11.55%	10.56%	11.57%	11.82%
Cash Flow Coverage Ratio	3.00x	5.05x	4.20x	3.62x	3.37x
Total Development Ratio	<17%	6.40%	8.36%	7.82%	8.90%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,675,042	$3,749,687	$3,738,475	$3,845,750

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of June 30, 2014

	Year Ending December 31, 2014				Year Ending December 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$50,150	$1,789	$106,603	$154,964	$300,610	$73,662	$206,460	$433,408
Weighted average rate	5.20%	8.43%	5.80%	5.57%	6.41%	8.98%	5.51%	5.55%
Variable:
Variable-rate debt	7,653	50	15,228	22,831	131,785	6,904	130,242	255,123
Weighted average rate	3.98%	3.62%	3.35%	3.56%	2.93%	3.35%	2.34%	2.62%

Tax-Exempt	90,810	—	799	91,609	45,010	33,809	53,034	64,235
Weighted average rate	2.66%	—%	1.43%	2.65%	2.04%	2.04%	2.43%	2.36%
Total variable-rate debt	98,463	50	16,027	114,440	176,795	40,713	183,276	319,358
Total Nonrecourse Debt	$148,613	$1,839	$122,630	$269,404	$477,405	$114,375	$389,736	$752,766
Weighted Average Rate	3.58%	8.30%	5.47%	4.41%	5.04%	6.59%	4.03%	4.28%

	Thereafter				Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$1,874,404	$326,056	$1,514,277	$3,062,625	$2,225,164	$401,507	$1,827,340	$3,650,997
Weighted average rate	5.45%	7.43%	5.16%	5.10%	5.57%	7.72%	5.24%	5.17%
Variable:
Variable-rate debt	1,094,637	1,456	238,894	1,332,075	1,234,075	8,410	384,364	1,610,029
Weighted average rate	5.51%	3.68%	2.90%	5.05%	5.23%	3.41%	2.73%	4.64%

Tax-Exempt	441,044	9,235	164,956	596,765	576,864	43,044	218,789	752,609
Weighted average rate	1.19%	2.08%	1.41%	1.23%	1.49%	2.05%	1.66%	1.50%
Total variable-rate debt	1,535,681	10,691	403,850	1,928,840	1,810,939	51,454	603,153	2,362,638
Total Nonrecourse Debt	$3,410,085	$336,747	$1,918,127	$4,991,465	$4,036,103	$452,961	$2,430,493	$6,013,635
Weighted Average Rate	4.92%	7.27%	4.56%	4.62%	4.88%	7.10%	4.52%	4.57%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Six Months Ended June 30, 2014 (in thousands)

	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$123,791	$4,434	$69,832	$39	$189,228	$253,876	$9,536	$139,078	$7,029	$390,447
Exclude straight-line rent adjustment	(997)	—	—	20	(977)	(4,036)	—	—	79	(3,957)
Add interest and other income	2,222	22	(444)	—	1,756	4,006	43	75	—	4,038
Equity in earnings (loss) of unconsolidated entities	21,542	—	(21,553)	—	(11)	27,978	—	(27,997)	—	(19)
Exclude operating expenses of unconsolidated entities	28,474	—	(28,474)	—	—	57,421	—	(57,421)	—	—
Exclude gain on disposition of unconsolidated entities	(16,090)	—	16,090	—	—	(16,090)	—	16,090	—	—
Exclude depreciation and amortization of unconsolidated entities	15,133	—	(15,133)	—	—	29,153	—	(29,153)	—	—
Exclude interest expense of unconsolidated entities	20,318	—	(20,318)	—	—	40,672	—	(40,672)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	194,393	4,456	—	59	189,996	392,980	9,579	—	7,108	390,509
Operating expenses	73,157	2,237	28,474	(1,749)	97,645	154,705	5,065	57,421	3,014	210,075
Operating expenses of unconsolidated entities	28,474	—	(28,474)	—	—	57,421	—	(57,421)	—	—
Write-offs of abandoned development projects and demolition costs	650	—	—	—	650	650	—	—	—	650
Non-Real Estate depreciation and amortization	189	—	—	—	189	403	—	—	—	403
Exclude straight-line rent adjustment	(433)	—	—	—	(433)	(874)	—	—	—	(874)
Adjusted operating expenses	102,037	2,237	—	(1,749)	98,051	212,305	5,065	—	3,014	210,254
Net operating income	92,356	2,219	—	1,808	91,945	180,675	4,514	—	4,094	180,255
Interest expense	(32,279)	(780)	(20,318)	(55)	(51,872)	(66,845)	(2,296)	(40,672)	(5,538)	(110,759)
Interest expense of unconsolidated entities	(20,318)	—	20,318	—	—	(40,672)	—	40,672	—	—
Loss on extinguishment of debt	(707)	—	—	(431)	(1,138)	(871)	—	—	(448)	(1,319)
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)	(19,590)	(3,379)	—	—	(16,211)
Amortization of mortgage procurement costs - Real Estate Groups	(1,745)	—	—	—	(1,745)	(3,759)	—	—	(41)	(3,800)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	564	—	—	(20)	544	3,162	—	—	(79)	3,083
Noncontrolling interest in FFO	1,940	1,940	—	—	—	1,161	1,161	—	—	—
Pre-tax FFO from discontinued operations	1,302	—	—	(1,302)	—	(2,012)	—	—	2,012	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$21,523	$—	$—	$—	$21,523	$51,249	$—	$—	$—	$51,249
Depreciation and amortization - Real Estate Groups	(45,764)	—	—	—	(45,764)	(88,473)	—	—	(986)	(89,459)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,090	1,276	17,366	(467)	—	16,090	28,042	43,665
Gain on disposition of unconsolidated entities	16,090	—	(16,090)	—	—	16,090	—	(16,090)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	(129,059)	—	—	—	(129,059)	(129,059)	—	—	—	(129,059)
Non-FFO from discontinued operations	1,276	—	—	(1,276)	—	27,056	—	—	(27,056)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(135,934)	$—	$—	$—	$(135,934)	$(123,604)	$—	$—	$—	$(123,604)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Six Months Ended June 30, 2014 (in thousands) (continued)

	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$61,553	$678	$39,529	$—	$100,404	$127,222	$2,737	$79,811	$—	$204,296
Exclude straight-line rent adjustment	24	—	—	—	24	29	—	—	—	29
Add interest and other income	6,599	200	70	—	6,469	13,044	329	115	—	12,830
Equity in earnings (loss) of unconsolidated entities	5,373	98	(5,651)	—	(376)	34,137	77	(34,551)	—	(491)
Exclude operating expenses of unconsolidated entities	18,572	—	(18,572)	—	—	39,438	—	(39,438)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(24,796)	—	24,796	—	—
Exclude depreciation and amortization of unconsolidated entities	7,825	—	(7,825)	—	—	15,399	—	(15,399)	—	—
Exclude interest expense of unconsolidated entities	7,507	—	(7,507)	—	—	15,038	—	(15,038)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	44	—	(44)	—	—	296	—	(296)	—	—
Adjusted revenues	107,497	976	—	—	106,521	219,807	3,143	—	—	216,664
Operating expenses	37,673	(137)	18,572	—	56,382	83,342	859	39,438	—	121,921
Operating expenses of unconsolidated entities	18,572	—	(18,572)	—	—	39,438	—	(39,438)	—	—
Write-offs of abandoned development projects	283	—	—	—	283	283	—	—	—	283
Non-Real Estate depreciation and amortization	133	—	—	—	133	294	—	—	—	294
Exclude straight-line rent adjustment	(60)	—	—	—	(60)	(60)	—	—	—	(60)
Adjusted operating expenses	56,601	(137)	—	—	56,738	123,297	859	—	—	122,438
Net operating income	50,896	1,113	—	—	49,783	96,510	2,284	—	—	94,226
Interest expense	(5,817)	(167)	(7,507)	—	(13,157)	(15,002)	(330)	(15,038)	—	(29,710)
Interest expense of unconsolidated entities	(7,507)	—	7,507	—	—	(15,038)	—	15,038	—	—
Loss on extinguishment of debt	(7)	—	(44)	—	(51)	(7)	—	(296)	—	(303)
Loss on extinguishment of debt of unconsolidated entities	(44)	—	44	—	—	(296)	—	296	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(702)	—	—	—	(702)	(1,386)	—	—	—	(1,386)
Net gain on change in control of interests	—	—	—	—	—	2,759	—	—	—	2,759
Straight-line rent adjustment	(84)	—	—	—	(84)	(89)	—	—	—	(89)
Noncontrolling interest in FFO	(946)	(946)	—	—	—	(1,954)	(1,954)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$35,789	$—	$—	$—	$35,789	$65,497	$—	$—	$—	$65,497
Depreciation and amortization - Real Estate Groups	(24,855)	—	—	—	(24,855)	(47,192)	—	—	—	(47,192)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	24,796	—	24,796
Gain on disposition of unconsolidated entities	—	—	—	—	—	24,796	—	(24,796)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$10,934	$—	$—	$—	$10,934	$43,101	$—	$—	$—	$43,101

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Six Months Ended June 30, 2014 (in thousands) (continued)

	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$24,572	$11,090	$—	$—	$13,482	$59,929	$27,040	$—	$—	$32,889
Exclude straight-line rent adjustment	(381)	—	—	—	(381)	(381)	—	—	—	(381)
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	24,191	11,090	—	—	13,101	59,548	27,040	—	—	32,508
Operating expenses	14,818	6,609	—	—	8,209	38,294	17,112	—	—	21,182
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	16	—	—	—	16	33	—	—	—	33
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	14,834	6,609	—	—	8,225	38,327	17,112	—	—	21,215
Net operating income	9,357	4,481	—	—	4,876	21,221	9,928	—	—	11,293
Interest expense	(9,649)	(4,901)	—	—	(4,748)	(19,206)	(9,750)	—	—	(9,456)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(20)	—	—	—	(20)	(80)	—	—	—	(80)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	381	—	—	—	381	381	—	—	—	381
Noncontrolling interest in FFO	420	420	—	—	—	(178)	(178)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$489	$—	$—	$—	$489	$2,138	$—	$—	$—	$2,138
Depreciation and amortization - Real Estate Groups	(5,000)	—	—	—	(5,000)	(9,941)	—	—	—	(9,941)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(4,511)	$—	$—	$—	$(4,511)	$(7,803)	$—	$—	$—	$(7,803)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Six Months Ended June 30, 2014 (in thousands) (continued)

	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$19,721	$1,965	$1,123	$—	$18,879	$38,147	$3,794	$2,053	$—	$36,406
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Add interest and other income	3,462	344	2	—	3,120	6,707	660	6	—	6,053
Equity in earnings (loss) of unconsolidated entities	514	—	(515)	—	(1)	496	—	(623)	—	(127)
Exclude operating expenses of unconsolidated entities	520	—	(520)	—	—	1,221	—	(1,221)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	10	—	(10)	—	—	20	—	(20)	—	—
Exclude interest expense of unconsolidated entities	80	—	(80)	—	—	195	—	(195)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	24,307	2,309	—	—	21,998	46,786	4,454	—	—	42,332
Operating expenses	10,100	914	520	—	9,706	18,949	1,787	1,221	—	18,383
Operating expenses of unconsolidated entities	520	—	(520)	—	—	1,221	—	(1,221)	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	52	—	—	—	52	101	—	—	—	101
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	10,672	914	—	—	9,758	20,271	1,787	—	—	18,484
Net operating income	13,635	1,395	—	—	12,240	26,515	2,667	—	—	23,848
Interest expense	147	—	(80)	—	67	285	—	(195)	—	90
Interest expense of unconsolidated entities	(80)	—	80	—	—	(195)	—	195	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	(770)	—	—	—	(770)	(770)	—	—	—	(770)
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(2)	—	—	—	(2)	(7)	—	—	—	(7)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(1,395)	(1,395)	—	—	—	(2,667)	(2,667)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$11,535	$—	$—	$—	$11,535	$23,161	$—	$—	$—	$23,161
Depreciation and amortization - Real Estate Groups	(42)	—	—	—	(42)	(75)	—	—	—	(75)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$11,493	$—	$—	$—	$11,493	$23,086	$—	$—	$—	$23,086

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Six Months Ended June 30, 2014 (in thousands) (continued)

	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Add interest and other income	92	—	—	—	92	121	—	—	—	121
Equity in earnings (loss) of unconsolidated entities	(261)	—	—	—	(261)	(1,414)	—	—	—	(1,414)
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	(169)	—	—	—	(169)	(1,293)	—	—	—	(1,293)
Operating expenses	10,059	—	—	—	10,059	21,620	—	—	—	21,620
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	700	—	—	—	700	1,436	—	—	—	1,436
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	10,759	—	—	—	10,759	23,056	—	—	—	23,056
Net operating income	(10,928)	—	—	—	(10,928)	(24,349)	—	—	—	(24,349)
Interest expense	(9,555)	—	—	—	(9,555)	(18,837)	—	—	—	(18,837)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	4,276	—	—	—	4,276	9,599	—	—	—	9,599
Funds From Operations (FFO)	$(16,207)	$—	$—	$—	$(16,207)	$(33,587)	$—	$—	$—	$(33,587)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(8,820)	—	—	—	(8,820)	(28,718)	—	—	—	(28,718)
Impairment of depreciable real estate	50,053	—	—	—	50,053	50,053	—	—	—	50,053
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$25,026	$—	$—	$—	$25,026	$(12,252)	$—	$—	$—	$(12,252)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Six Months Ended June 30, 2014 (in thousands) (continued)

	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$229,637	$18,167	$110,484	$39	$321,993	$479,174	$43,107	$220,942	$7,029	$664,038
Exclude straight-line rent adjustment	(1,354)	—	—	20	(1,334)	(4,388)	—	—	79	(4,309)
Add interest and other income	12,375	566	(372)	—	11,437	23,878	1,032	196	—	23,042
Equity in earnings (loss) of unconsolidated entities	27,168	98	(27,719)	—	(649)	61,197	77	(63,171)	—	(2,051)
Exclude operating expenses of unconsolidated entities	47,566	—	(47,566)	—	—	98,080	—	(98,080)	—	—
Exclude gain on disposition of unconsolidated entities	(16,090)	—	16,090	—	—	(40,886)	—	40,886	—	—
Exclude depreciation and amortization of unconsolidated entities	22,968	—	(22,968)	—	—	44,572	—	(44,572)	—	—
Exclude interest expense of unconsolidated entities	27,905	—	(27,905)	—	—	55,905	—	(55,905)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	44	—	(44)	—	—	296	—	(296)	—	—
Adjusted revenues	350,219	18,831	—	59	331,447	717,828	44,216	—	7,108	680,720
Operating expenses	145,807	9,623	47,566	(1,749)	182,001	316,910	24,823	98,080	3,014	393,181
Operating expenses of unconsolidated entities	47,566	—	(47,566)	—	—	98,080	—	(98,080)	—	—
Write-offs of abandoned development projects and demolition costs	933	—	—	—	933	933	—	—	—	933
Non-Real Estate depreciation and amortization	1,090	—	—	—	1,090	2,267	—	—	—	2,267
Exclude straight-line rent adjustment	(493)	—	—	—	(493)	(934)	—	—	—	(934)
Adjusted operating expenses	194,903	9,623	—	(1,749)	183,531	417,256	24,823	—	3,014	395,447
Net operating income	155,316	9,208	—	1,808	147,916	300,572	19,393	—	4,094	285,273
Interest expense	(57,153)	(5,848)	(27,905)	(55)	(79,265)	(119,605)	(12,376)	(55,905)	(5,538)	(168,672)
Interest expense of unconsolidated entities	(27,905)	—	27,905	—	—	(55,905)	—	55,905	—	—
Loss on extinguishment of debt	(714)	—	(44)	(431)	(1,189)	(878)	—	(296)	(448)	(1,622)
Loss on extinguishment of debt of unconsolidated entities	(44)	—	44	—	—	(296)	—	296	—	—
Impairment of non-depreciable real estate	(770)	—	—	—	(770)	(770)	—	—	—	(770)
Loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)	(19,590)	(3,379)	—	—	(16,211)
Amortization of mortgage procurement costs - Real Estate Groups	(2,469)	—	—	—	(2,469)	(5,232)	—	—	(41)	(5,273)
Net gain on change in control of interests	—	—	—	—	—	2,759	—	—	—	2,759
Straight-line rent adjustment	861	—	—	(20)	841	3,454	—	—	(79)	3,375
Noncontrolling interest in FFO	19	19	—	—	—	(3,638)	(3,638)	—	—	—
Pre-tax FFO from discontinued operations	1,302	—	—	(1,302)	—	(2,012)	—	—	2,012	—
Income tax benefit (expense) on FFO	4,276	—	—	—	4,276	9,599	—	—	—	9,599
Funds From Operations (FFO)	$53,129	$—	$—	$—	$53,129	$108,458	$—	$—	$—	$108,458
Depreciation and amortization - Real Estate Groups	(75,661)	—	—	—	(75,661)	(145,681)	—	—	(986)	(146,667)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,090	1,276	17,366	(467)	—	40,886	28,042	68,461
Gain on disposition of unconsolidated entities	16,090	—	(16,090)	—	—	40,886	—	(40,886)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	(129,059)	—	—	—	(129,059)	(129,059)	—	—	—	(129,059)
Non-FFO from discontinued operations	1,276	—	—	(1,276)	—	27,056	—	—	(27,056)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(8,820)	—	—	—	(8,820)	(28,718)	—	—	—	(28,718)
Impairment of depreciable real estate	50,053	—	—	—	50,053	50,053	—	—	—	50,053
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(92,992)	$—	$—	$—	$(92,992)	$(77,472)	$—	$—	$—	$(77,472)